BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of April 10, 2013, by and between TRANSWITCH CORPORATION (“Borrower”) and Bridge Bank, National Association (“Lender”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated April 4, 2011 by and between Borrower and Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.            ACKNOWLEDGEMENT OF DEFAULT.

Borrower hereby acknowledges that as of the date hereof, the following Event of Default (the “Existing Default”) has occurred and remains uncured under the Business Financing Agreement:

a.	Failure to maintain an Asset Coverage Ratio of at least 1.75 to 1.00 for the months ended January 31, 2013 and February 28, 2013, as set forth in Section 4.11(a).

3.            ANTICIPATED DEFAULT.

Borrower hereby acknowledges that as of the date hereof, Borrower may be unable to maintain compliance with Section 4.11(a) of the Business Financing Agreement for the month ending March 31, 2013 (the “Anticipated Default”).

4.            FORBEARANCE OF EXISTING DEFAULT AND ANTICIPATED DEFAULT.

Lender hereby agrees to forbear any exercise of its rights and remedies under the Existing Documents with respect to the Existing Default and the Anticipated Default under Section 4.11(a) from the month ended January 31, 2013 through the month ending March 31, 2013 (the “Forbearance Periods”), provided, and only so long as, Borrower maintains a monthly Asset Coverage Ratio of at least 1.30 to 1.00 through the Forbearance Periods, and Borrower complies in all respects with the Business Financing Agreement and with the Existing Documents, as amended herein. Nothing contained herein shall constitute or effect a waiver of the Existing Default for the month ended January 31, 2013 or the Anticipated Default for the month ended March 31, 2013.

5.            WAIVER OF EXISTING DEFAULT.

Lender hereby agrees to waive the Existing Default under Section 4.11(a) for the month ended February 28, 2013, provided, and only so long as, Borrower complies in all respects with the Business Financing Agreement and with the Existing Documents, as amended hereof. Nothing contained herein shall constitute or effect a continuing waiver or a course of conduct waiving these or any other provision of the Business Financing Agreement.

6.            DESCRIPTION OF CHANGE IN TERMS.

A.      Modification(s) to Business Financing Agreement:

i)	Effective as of March 1, 2013, the following subsections of Section 4.8 are hereby amended as follows:

(b) No later than 45 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidating basis.

(f) Within 45 days of the end of each month, a compliance certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto. Borrower shall provide to Lender a deferred revenue report along with each compliance certificate.

(g) Within 10 days of the 15th and last day of each calendar month, a roll forward borrowing base certificate in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding reporting period.

(h) Within 10 days of the 15th and last day of each calendar month, a detailed aging of Borrower’s receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis, sales or billing journals, cash receipts journal, and credit memo journal.

ii)	The following clause to subsection (j) of the defined term “Eligible Receivable” in Section 12.1 entitled “Definitions” is hereby amended as follows:

(i)	the Receivable is not paid within 90 days from its invoice date (other than the invoice #64849 from Alcatel-Lucent USA Inc. which shall be in default if it is not paid within 270 days from the invoice date);

(iii)	Effective as of April 4, 2013, the following defined term in Section 12.1 entitled “Definitions” is hereby amended as follows:

“Maturity Date” means July 3, 2013 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2

7.            EQUITY INFUSION. On or before April 4, 2013, Borrower shall raise at least $4,000,000 in addition equity, from new or existing investors (the “Equity Infusion”).

8.            CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

9.            PAYMENT OF FEES. Borrower shall pay Lender a fee in the amount of $26,000 (the “Success Fee”), a fee in the amount of $10,000 (the “Forbearance Fee”), a fee in the amount of $10,000 (the “Waiver Fee”), and a fee in the amount of $12,500 (the “Prorated Facility Fee”), plus all out-of-pocket expenses.

10.          NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

11.          CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

12.          CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the Success Fee, the Forbearance Fee, the Waiver Fee and the Prorated Facility Fee.

13.          NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

14.          COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:	LENDER:

TRANSWITCH CORPORATION	BRIDGE BANK, NATIONAL ASSOCIATION

By: /s/ Robert A. Bosi	By: /s/ Anthony Crisci

Name: Robert A. Bosi	Name: Anthony Crisci

Title: Vice President – Chief Financial Officer	Title: Vice President